UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 8, 2018, the Board of Directors of First National Corporation appointed Mr. Jason C. Aikens as director of the Company and its wholly-owned banking subsidiary, First Bank.

Mr. Aikens has been appointed to serve on the Compensation and Governance Committee of the Board of Directors of the Company and the Loan Committee of the Board of Directors of First Bank. Mr. Aikens will receive the same compensation as the other non-management directors receive, as described in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2018.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 8, 2018, the Board of Directors of the Company amended Article II (A) of its Bylaws to increase the size of the Board of Directors from seven (7) to eight (8) members, effective immediately.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

3.1	Bylaws of First National Corporation (as restated in electronic format as of August 8, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date:  August 14, 2018        By: /s/ M. Shane Bell

M. Shane Bell
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

3.1Bylaws of First National Corporation (as restated in electronic format as of August 8, 2018)